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                                                                  EXHIBIT 5.1


                      [LETTERHEAD OF PIPER & MARBURY LLP]



                                January 21, 1997

Pacific Gulf Properties, Inc.
363 San Miguel Drive
Suite 100
Newport Beach, California 92660

        Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as Maryland counsel to Pacific Gulf Properties Inc., a Maryland corporation and a self-administered and self-managed equity real estate investment trust (the "Company"), in connection with the issuance and sale by the Company of 2,000,000 shares of common stock of the Company, $.01 par value per share (the "Common Stock") (plus an additional 300,000 shares of Common Stock subject to an over-allotment option) (collectively, the "Shares") pursuant to a Registration Statement on Form S-3 (No. 333-02798), filed by the Company with the Securities and Exchange Commission (together with the Registration Statement on Form S-3 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "Securities Act"), and any post-effective amendments, the "Registration Statement") and the Prospectus Supplement relating thereto.

        In this capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purpose of rendering this opinion. In addition, this opinion is based upon the assumption that the Registration Statement and the Prospectus Supplement relating thereto have become effective under the Securities Act. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.


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                     [LETTERHEAD OF PIPER & MARBURY L.L.P.]


Pacific Gulf Properties, Inc.
January 21, 1997
Page 2


        Based upon the foregoing, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that the Shares have been duly and properly authorized for issuance by all necessary corporate action on the part of the Company and, upon payment of the consideration specified in the Registration Statement and the Prospectus Supplement relating thereto, and delivery of the Shares in accordance with the terms therefor and the countersigning of the certificate or certificates representing the Shares by a duly authorized officer of the registrar for the Company's Common Stock, the Shares will be validly issued, fully paid and nonassessable.

        The opinions expressed herein are also subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland, exclusive of the securities or "blue sky" laws of the State of Maryland. In addition, the opinion expressed herein concerns only the effect of the laws (excluding the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof.

        In addition, the opinions expressed herein are solely for the benefit of the persons to whom this opinion is addressed and, without our prior written consent, may not be quoted in whole or in part or otherwise referred to in any legal opinion, document, or other report, and may not be furnished to any person or entity, except that Gibson, Dunn & Crutcher LLP is authorized to rely on this opinion in rendering any opinion to the Company which is to be filed as an exhibit to the Registration Statement. In addition, we hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm in the Registration Statement and the Prospectus Supplement relating thereto.



                                Very truly yours,

                                PIPER & MARBURY L.L.P.